EXHIBIT 77I

Columbia Funds Variable Insurance Trust - Semiannual N-SAR report for the period ending 6/30/12

Columbia Variable Portfolio - Asset Allocation Fund
Columbia Variable Portfolio - Contrarian Core Fund
Columbia Variable Portfolio - Money Market Fund
Columbia Variable Portfolio - Select Large Cap Growth Fund Columbia Variable Portfolio - Small Cap Value Fund
Columbia Variable Portfolio - Small Company Growth Fund Columbia Variable Portfolio - Strategic Income Fund
Variable Portfolio - AQR Managed Futures Strategy Fund Variable Portfolio - Eaton Vance Global Macro Advantage Fund Variable Portfolio - Oppenheimer Commodity Strategy Fund (each a "Fund," collectively the "Funds")

Item 77I/77Q1(d) - Terms of new or amended securities:

The Amended and Restated Rule 18f-3 Multi-Class Plan, dated March 2012, is incorporated by reference to Exhibit (o) of Post-Effective Amendment No. 43 to the Registration Statement of the Registrant on Form Type 485(b) filed on April 17, 2012, Accession No. 0001193125-12-166386.

Item 77Q1(e) - New or Amended Investment Advisory Contracts

Amendment No. 2 to the Investment Management Services Agreement, dated as of April 17, 2012, is incorporated by reference to Exhibit (d)(1)(iii) of Post-Effective Amendment No. 43 to the Registration Statement of the Registrant on Form Type 485(b) filed on April 17, 2012, Accession No. 0001193125-12-166386.

Form of Subadvisory Agreement is incorporated by reference to Exhibit (d)(2) of Post-Effective Amendment No. 43 to the Registration Statement of the Registrant on Form Type 485(b) filed on April 17, 2012, Accession No. 0001193125-12-166386.

Form of the Investment Management Services Agreement is incorporated by reference to Exhibit (d)(4) of Post-Effective Amendment No. 43 to the Registration Statement of the Registrant on Form Type 485(b) filed on April 17, 2012, Accession No. 0001193125-12-166386.